SUPPLEMENT #4 TO MASTER LOAN AGREEMENT
Date of Supplement: August 16, 2019
THIS SUPPLEMENT #4 TO MASTER LOAN AGREEMENT (this “Supplement”) is made and entered into by Lender and Borrowers as of the date written above pursuant to the Master Loan Agreement by and between Lender and Borrowers dated June 24, 2019 (the “Master Loan Agreement”).
This Supplement constitutes a Supplement under the Master Loan Agreement and is hereby made a part of the Master Loan Agreement. All capitalized terms herein not otherwise defined herein shall have the meaning ascribed to them in the Master Loan Agreement. The credit facility described in this Supplement is governed by and shall be construed and administered in accordance with the terms and conditions of the Master Loan Agreement and this Supplement.
To the extent any term or condition of this Supplement is inconsistent with any term or condition in the Master Loan Agreement or in any Supplement dated prior to this Supplement, the terms and conditions of this Supplement shall control. Except as specifically amended hereby, all terms and conditions of the Master Loan Agreement and all prior Supplements remain in effect.
In consideration of the mutual covenants contained herein and in the Master Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.
As used in this Supplement, the following terms have the following meanings:
“Amortization Period” means a period consisting of sixty (60) consecutive months.
“Term Loan C” means an extension of credit to Borrowers by Lender pursuant to this Supplement.
“Term Loan C Maturity Date” means the first to occur of: (1) August 1, 2024; and (2) the date on which Term Loan C is accelerated as provided hereunder, in Term Note C or in the Master Loan Agreement.
“Term Note C” means the Promissory Note of Borrowers in the form of Exhibit A to be executed concurrently with this Supplement.

2.	THE CREDIT FACILITY; BORROWING PROCEDURES; INTEREST RATE; AND PAYMENTS.

2.1.
Credit Facility. Lender shall make a term loan to the Borrowers, on the Closing Date, in an amount equal to Thirteen Million, Five Hundred Ninety-Four Dollars ($13,000,594.00) (“Term Loan C”), subject to the terms and conditions hereof and of the Master Loan Agreement. Term Loan C shall be evidenced by Term Note C, be payable in accordance with the terms of Term Note C and be made by disbursement of Loan proceeds when and as directed by Borrowers. Amounts borrowed and repaid under the Term Loan C may not be reborrowed.

2.2.	Borrowing Procedures. The entire amount of Term Loan C is to be advanced in one single advance on the Closing Date.

2.3.
Interest Rate. The unpaid principal balance of Term Loan C outstanding from time to time shall bear interest for the period commencing on the Closing Date of Term Loan C until such Loan is paid in full. Term Loan C shall accrue interest at a variable rate equal to the LIBOR Rate plus 3.75% per annum and such rate shall be adjusted on the 1st day of each month.

2.4.	Payments. Borrowers shall make the following payments on Term Loan C during the following periods:

(a)
Sixty (60) consecutive monthly payments of principal and interest commencing on September 1, 2019, and continuing on the 1st day of each successive month thereafter, each in an amount necessary to fully amortize the then remaining principal balance of Term Loan C at the then applicable interest rate over the remaining balance of the Amortization Period; and

(b)
A final payment of all outstanding principal and accrued and unpaid interest together with such other amounts as shall then be due and owing from Borrowers to Lender under the Term Loan C on the Term Loan C Maturity Date.

2.5.	Fees.

(a)	On or before the Closing Date, Borrowers shall pay to Lender a fee in the amount of Fifty-Two Thousand Two Dollars ($52,000.00).

2.6.
Use of Loan Proceeds. Borrowers shall only use the proceeds of Term Loan C to acquire the beneficial interest in the trust described in the Beneficial Interest Pledge Agreement attached hereto as Exhibit B.

3.	CONDITIONS FOR BORROWING.
In addition to all conditions to borrowing set forth in Section 5.1 of the Master Loan Agreement, Lender’s obligation to make the Loan described in this Supplement is subject to the satisfaction or waiver by Lender in writing on or before the Closing Date of such Loan of the following conditions:

3.1.	Lender shall have received the following, all in form, detail and content satisfactory to Lender:

(a)	Term Note C duly executed by both Borrowers.

(b)	The fee due under Section 2.5 hereof.

(c)
A Beneficial Interest Pledge Agreement, in the form of Exhibit B, properly executed by CAL, together with any and all other documents or instruments Lender reasonably deems necessary to grant to Lender and perfect a first position Lien in all of CAL’s beneficial interest in that certain trust described in the Trust Agreement (Aircraft MSN 30241) dated as of August 22, 2016, between Wells Fargo Trust Company, National Association, as owner trustee (the “Owner Trustee”), and CIT Aerospace, LLC as the original Trust settlor, as amended, assigned, supplemented, restated, and modified from time to time (the “Trust Agreement”), all in form and substance reasonably satisfactory to Lender.

(d)
A Trust Aircraft Security Agreement in the form of Exhibit C (the “TASA”), properly executed by the Owner Trustee, together with any and all other documents or instruments Lender reasonably deems necessary to grant to Lender and perfect a first position Lien on the collateral described in the TASA, all in form and substance reasonably satisfactory to Lender.

(e)	A third party written legal opinion opining that:

(i)	CAL has the due power and authority to grant the lien described in Section 3.1(c) above;

(ii)	Owner Trustee has due power and authority to grant the Lien described in Section 3.1(d) above; and

(iii)	The Liens described in Sections 3.1(c) and 3.1(d) are valid and enforceable and neither violate any term or provision of the Trust Agreement.

(f)
Evidence in a form reasonably acceptable to Lender that, prior to or concurrently with the execution of this Supplement, CAL acquired the interest in the trust described in the Beneficial Interest Pledge Agreement and that the trust acquired the collateral described in the TASA, and in each case, such is owned free and clear of all liens, claims and encumbrances.

(g)	An Agreement to Provide Insurance in the form of Exhibit D, properly executed by the Borrowers.

4.	AFFIRMATIVE COVENANTS.
In addition to all affirmative covenants set forth in Section 6 of the Master Loan Agreement, each Borrower covenants that it will, until Lender’s commitment to extend credit under this Supplement and all Permitted Swap Agreements relating to the credit facility extended under this Supplement have terminated or expired and the promissory note evidencing the credit facility extended under this Supplement, and all fees and expenses payable in connection with the credit facility extended under this Supplement have been paid in full:

4.1.
Quarterly Rolling Cash Flow Coverage Ratio. Maintain, as of the last day of each fiscal quarter, a Quarterly Rolling Cash Flow Coverage Ratio of not less than 1.25 to 1.0. Lender may determine compliance with this Quarterly Cash Flow Coverage Ratio covenant at any time.

4.2.	Tangible Net Worth. Maintain a Tangible Net Worth of at least $12,500,000.00 at all times. Lender may determine compliance with this Tangible Net Worth covenant at any time.

5.	NEGATIVE COVENANTS.
In addition to all negative covenants set forth in Section 7 of the Master Loan Agreement, each Borrower covenants that, without the prior written consent of Lender, Borrowers will not, until Lender’s commitment to extend credit under this Supplement and all Permitted Swap Agreements relating to the credit facility extended under this Supplement have terminated or expired and the promissory note evidencing the credit facility extended under this Supplement, and all fees and expenses payable in connection with the credit facility extended under this Supplement, have been paid in full:

5.1.	[Intentionally Omitted].
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IN WITNESS WHEREOF, the Parties have executed this Supplement as of the date first written above.
BORROWERS:        LENDER:

CONTRAIL AVIATION SUPPORT, LLC        OLD NATIONAL BANK

By:    /s/ Joseph Kuhn        By:    /s/ Tommy Olson
Joseph Kuhn            Tommy Olson
Its: CEO            Its: SVP

CONTRAIL AVIATION LEASING, LLC

By:    /s/ Joseph Kuhn
Joseph Kuhn
Its: CEO

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